PLEASE NOTE: TEXT OF THIS DOCUMENT IN ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN RUSSIAN LANGUAGE SHALL PREVAIL.
This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
Registered on «12» August 2010
State Registration Number
1 — 0 1 — 65018 — D — 102D
FSFM of Russia
(registration authority)
(authorized signature)
(seal of registration authority)
DECISION ON ADDITIONAL ISSUE OF SECURITIES
Open Joint Stock Company
“Federal Grid Company of the Unified Energy System"
ordinary registered non-documentary shares in the amount of 28,288,776,589
(twenty-eight billion two hundred eighty-eight million seven hundred seventy-six thousand five hundred and eighty-nine) shares with a nominal value of 50 (fifty)
kopeks per share placed via public subscription
Approved by a resolution of the Board of Directors of Open Joint Stock Company “Federal Grid Company of the Unified Energy System,” made June 28th, 2010, Minutes of the Board of Directors No. 108 dated July 1st, 2010 based on a resolution of the Board of Directors of Open Joint Stock Company “Federal Grid Company of the Unified Energy System” on increasing JSC FGC UES’ authorized capital through the placement of additional shares, adopted June 28th, 2010, Minutes of the Board of Directors No. 108 dated July 1st, 2010.

Issuer location: 5A Akademika Chelomeya Street, Moscow, Russia 117630.
Contact telephone number, including country code: +7 (800) 200-1881

Acting Chairman of the Company’s Management Board	_________	V.N. Chistyakov

Date 09 July 2010	seal

1. Class, category (type) of securities: registered shares
Category of shares: ordinary
Securities are not convertible
2. form of securities: non-documentary
3. Specification of mandatory centralized custody This paragraph shall be completed only for documentary securities
4. Nominal value of each security in the issue (additional issue) (RUR). The availability of the nominal value of securities is provided for by Russian Federation laws.
     0.5
5. Number of securities in the issue (additional issue) (securities):
     28,288,776,589
6. Aggregate number of securities in this issue, which have previously been placed (securities):
     1,233,561,333,552
7. Rights of the holder of each security in the issue (additional issue):
7.1. The exact provisions of the Joint Stock Company’s Articles of Association concerning rights conferred to shareholders by ordinary shares are specified for ordinary shares: the right to collect declared dividends, the right to participate in the General Meeting of shareholders, including: the right to vote on all questions falling under the shareholder’s competence, the right to receive a part of the Joint Stock Company’s property in case of its liquidation.
     Consistent with paragraph 6.2. in the Articles of Association of Open Joint Stock Company “Federal Grid Company of the Unified Energy System” (hereinafter also referred to as JSC FGC UES, “the Company” or “the Issuer”):
     “Shareholders — owners of the Company’s registered ordinary shares have the following rights:
1) participate personally or through representatives in the Company’s General Meeting of shareholders with the right to vote on all questions falling under their competence;
2) bring forward proposals regarding the agenda of the General Meeting in a manner provided for by applicable laws of the Russian Federation and these Articles of Association;
3) acquire information about the Company’s business and survey corporate documents in accordance with Article 91 in the Federal Law “On Joint Stock Companies;”
4) draw dividends declared by the Company;
5) receive pre-emptive subscription rights to additional shares and issue securities converted into shares in a number in proportion to the volume of their own ordinary shares in cases that fall under the laws of the Russian Federation;
6) in the case of the Company’s liquidation to receive a part of its property;
7) exercise any other applicable rights under the laws of the Russian Federation and these Articles of Association.”
The Articles of Association do not provide any restriction on the maximum number of votes that can be assigned to one shareholder.
7.2. Not specified for this type of securities.
7.3. Not specified for this type of securities.
7.4. Not specified for this type of securities.
7.5. Not specified for this type of securities.

8. Terms and procedure for the placement of the securities issue (additional issue):
8.1. Method of securities issue: Public subscription
8.2. Period of securities placement:
Procedure for the determination of a commencement date:
     Commencement date of the placement — since persons enjoying the pre-emptive right to additionally placed securities are informed of the possibility to exercise such rights through publication of a notification in “Rossiyskaya Gazeta” newspaper and forwarding of a notification by registered letter (either notification service) to each person specified in the register of persons vested with pre-emptive rights to the additional placed shares, but not earlier than two weeks after publication of the statement on the state registration of the additional share issue in “Rossiyskaya Gazeta” newspaper. Thus, the moment of notification of persons vested with pre-emptive rights to the additionally placed securities about the possibility to exercise such rights will be the latest date of the following events: publication of the notification on the possibility to execute pre-emptive rights in “Rossiyskaya Gazeta” newspaper; forwarding by registered letter (either service) of the last notification on the possibility to execute pre-emptive rights to persons specified in the register of persons vested with pre-emptive rights to the additional placed shares.
     When the commencement date determined in such a manner falls on a non-business day then the next business day nearest to this non-business day will be considered as the commencement date.
Procedure for determination of an expiration date:
     Expiration date of the placement — February 4th, 2011.
The period of the securities placement shall be determined by specifying the date when information on the securities issue is disclosed:
     Not later 20 days after the date of the state registration of the additional issue of securities the Issuer informs persons vested with pre-emptive rights to the additionally placed securities about the possibility of exercising such rights through the publication of a notification in “Rossiyskaya Gazeta” newspaper and forwarding by registered letter (either service) to each person specified in the register of persons vested with pre-emptive rights to the additional placed shares.
     At the same time, the Issuer publishes a notification about the possibility of exercising pre-emptive rights to shares (hereinafter referred to as “Notification”) on its Internet web site: www.fsk-ees.ru
     The statement of the state registration of the additional securities issue shall be published by the issuer within the following periods: beginning on a date when information on the state registration of the additional securities issue of the issuer is published on the registration authority’s Internet web site, either when the issuer receives written notification from the registration authority on the state registration of the additional securities issue by mail, fax, electronic communication or hand delivery depending on which date will be the earliest:
•	in news wire — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days;

•	in “Rossiyskaya Gazeta” newspaper — on or prior to 10 (Ten) days.

The statement of the commencement date of the securities placement shall be published by the issuer within the following periods:

•	in news wire of “Interfax” information agency — not later than 5 (Five) days prior to the commencement date of the securities placement;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — not later than 4 (Four) days prior to the commencement date of the securities placement.

     The statement of the commencement of the securities placement shall be disclosed by the Issuer as statement of material fact “Information on stages of the securities issue procedure,” within the following periods starting from the date when the placement of shares begins:
•	in news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days;
8.3. Procedure for the securities placement
Procedure and terms for making civil law contracts (procedure and conditions for filing and meeting applications) during the securities placement:
     Placement of additional shares for persons enjoying the pre-emptive right to shares is performed in the manner provided in item 8.5 of the Resolution on the additional issue and in item 9.3 of the Securities Prospectus.
     Placement of additional shares beyond the pre-emptive right is performed through concluding agreements aimed at acquiring additional shares (hereinafter referred to as — the share acquisition agreement).
     The Issuer concurrently with disclosing information on total results of the pre-emptive right to additional shares shall publish an invitation addressed to an undecided circle of persons to make proposals (offers) on acquiring additional shares in the news wire of “Interfax” information agency and on the Internet web site www.fsk-ees.ru with a view to concluding share acquisition agreements.
     The beginning date when the Issuer publishes invitations for proposals (offers) on acquisition of additional shares and throughout the placement period, not later than 10 business days prior to the expiration date, potential purchasers of additional shares (hereinafter also referred to as “Purchasers,” or in the singular — “Purchaser”) can make proposals (offers) on acquisition of shares by forwarding written offers for acquiring additional shares to the issuer.
     Offers for acquiring additional shares in the present additional issue shall be submitted on business days from 10:00 a.m. to 06:00 p.m. Moscow time at: JSC “Central Moscow Depositary,” 34 B. Pochtovaya Street, Bldg. 8, Moscow, Russia 105082, or shall be forwarded by mail to: 34 B. Pochtovaya Street, Bldg. 8, Moscow, Russia 105082, JSC “Central Moscow Depositary.”
     Each offer shall contain the following information:
•	Heading: “Offer for acquiring shares of Open Joint Stock Company Federal Grid Company of the Unified Energy System;”

•	full name / family name, first and middle name of a potential purchaser;

•	taxpayer identification number of the potential purchaser (if available);

•	place of residence (location) of a potential purchaser;

•	for physical persons — passport data (date and place of birth; passport series, number and date of issue, name of passport issuing authority);

•	for legal entities — information about registration of a legal entity (including for Russian legal entities — information about the state registration of the legal entity / entering into the Unified State Register of Legal Entities (date, registering authority, number of the respective certificate));

•	agreement of the person making an Offer to acquire the offered shares in the quantity specified in the Offer at the offering price determined by the Issuer’s Board of Directors in accordance with the Resolution on the additional issue of securities and the Prospectus of the issue of securities;

•	exact number of shares, in numerical value, that a person undertakes to acquire;

•	client account number in the register of inscribed securities of the Issuer to transfer the acquired shares. In the case when shares should be transferred to the account of a nominee holder recorded in the register of inscribed securities of the Issuer — full trade name of the depository, information about the state registration of such depository (the

Unified State Register of Taxpayers, name of the state registration authority, date of the state registration and date of the entry made in respect to the depository in the Unified State Register of Legal Entities), number of the custody account of potential buyers of the shares, number and date of a depository contract concluded between the depository and a potential purchaser of shares (in respect to the shares);

•	bank requisites of potential purchaser for cash funds return;

•	contact information (mailing address and fax number with country code) for the purpose of notifying a shareholder on the results of its Offer consideration (acceptance).
     In a case when in accordance with statutory requirements a person who submitted an Offer purchases additional shares in the number indicated in its Offer in accordance with the advance consent of the anti-monopoly authority, the person who submitted the Offer should attach to said Offer a copy of the respective opinion of the anti-monopoly authority.
     The Offer should be signed by the potential purchaser (or a person acting on behalf of the potential purchaser through an act of law) or by an authorized person acting on behalf of the potential purchaser on the basis of a power of attorney; and for legal entities — bearing an impression of a seal (if available). If the Offer is signed on behalf of a potential purchaser by a person acting in the name of the potential purchaser by an act of law or on the basis of a power of attorney, a document confirming his/her authority or a notarized copy of this document should be attached to the Offer.
     The Issuer can recommend a template of an Offer. In this case, the recommended template of an Offer is published on the web site www.fsk-ees.ru not later than the date of publishing the invitation to make Offers on the share purchase.
     The Offer could be accompanied with financial guarantees ensuring the execution of obligations by the person who submitted the Offer to pay for the shares in case the Offer is accepted by the Issuer.
     The Issuer denies an Offer in the case when the Offer comes to the Issuer outside the period stipulated by the present resolution on the additional issue of shares for offer submission; and if an Offer does not comply with requirements stipulated by Russian Federation legislation, the Resolution on the additional issue of securities and the Prospectus on the issue of securities.
     Offers submitted are subject to registration by the Issuer in a special register of submitted proposals (hereinafter referred to as “the Register”) as of the date of their receipt.
     Offers for purchasing additional shares submitted by potential purchasers are accepted by the Issuer at its discretion.
     In the case when a decision was made to accept offers received by the Issuer within the period stipulated in the resolution on the additional issue of shares and complying with the respective requirements stipulated by paragraph 8.3 of the resolution on the additional issue and paragraph 2.7 of the Prospectus on the issue of securities, the Issuer sends (presents) to the potential purchaser a notification about the satisfaction of its offer:
•	within five working days from the date of an offer receipt; or

•	within three working days from the date of the Minutes of the meeting of the Issuer’s authorized body where the decision on the endorsement of a related party transaction — additional shares placement — was made.
     An Offer submitted is considered accepted upon the Issuer sending (presenting) notification about satisfying such an Offer.
     Notification about satisfying an Offer should be presented to the purchaser personally or to his/her authorized representative; or should be sent to the purchaser at the address or fax number indicated in said Offer. The notification about satisfying the Offer should indicate the number of shares within the range of share quantity indicated in the Offer of the potential purchaser in respect to whom said Offer is satisfied.
     The date of the notification receipt by the purchaser in respect to satisfying the Offer is considered to be the earliest of the following dates:

     a) the date that the Issuer delivered notification to the purchaser in person or to his/her authorized representative;
     b) the date that a notification was sent to the purchaser via fax to the fax number indicated in the Offer with automatic sending confirmation to the Issuer as of that date;
     c) the date of delivery of a notification to the purchaser by courier (post) service to the mailing address indicated in the Offer.
     The share acquisition agreement is considered concluded at the moment when the person who submitted the Offer receives notification about Offer satisfaction. Optionally, for a potential purchaser, a share acquisition agreement related to shares acquired could be made in written form.
     In order to sign a share acquisition agreement, a potential purchaser may apply daily from 10:00 till 17:00 Moscow time, except for weekends and public holidays to the address: 5a Akademika Chelomeya Street, Moscow, Russia. The share acquisition agreement shall be signed not later than 7 (seven) days after the purchaser’s application but at least 4 (four) days prior to the offering end date.
     Additional shares acquired in the number in respect to which the offer was satisfied should be paid in full by the purchasers not later than three working days prior to the offering end date.
     The purchaser should pay for the shares acquired in accordance with the procedure stipulated in paragraph 8.6 of the current Resolution on the issue of securities.
     In the event when during the period specified, obligations to pay for additional shares acquired are not executed or are executed in part, the Issuer has the right to abandon executing its counter-obligation to transfer shares to the Purchaser.
     In the event when the Purchaser’s obligations to pay for shares acquired are only executed in part, the Issuer has the right to execute its counter-obligation to transfer shares to the Purchaser in an amount paid for by the Purchaser.
     In the event when the Issuer abandons executing its counter-obligation to transfer shares to the Purchaser, if the Purchaser executed its obligations to pay for additional shares acquired in part, or executed full payment for additional shares after the dates indicated above, monetary funds received as partial execution of the obligation to pay for the shares or, respectively, all monetary funds paid by the Purchaser for the additional shares are subject to be returned to the Purchaser in a cash-less payment within 60 (Sixty) days after the end date of the placement using the bank details specified in the Offer.
     The Issuer has the right not to make a notification regarding its refusal to execute its counter-obligations to transfer shares (all or unpaid by a Purchaser, respectively); however, for the purpose of informing the Purchaser at the discretion of the Issuer such a notification can be served to the Purchaser in person or via its authorized representative or mailed to its postal address and (or) fax number and (or) e-mail address specified in the Offer.
     In the event in which the amount of monetary funds paid to the Issuer for additional shares exceeds the total value of additional shares payable for such shares, the excess funds should be returned in the form of non-cash monetary funds in RF Rubles (RUR) within 60 (sixty) days after the end date of the offering. Monetary funds are returned using details indicated in the Offer and if no such details are indicated in the Offer monetary funds are returned using details indicated in a claim for the refund.
     Alteration and/or dissolution of agreements concluded during the share placement are performed on the grounds and in the order provided in chapter 29 of the Russian Federation Civil Code.
     The pre-emptive right to securities is conferred during placement.
     Securities are registered; maintenance of the shareholder register is conducted by the registrar.

An entity to which the Issuer gives (forwards) a transfer order as a basis for a credit entry to a business account of the first purchaser (registrar, first purchaser) as well as other terms for transfer delivery:
Full company name of the registrar: Open Joint Stock Company Central Moscow Depositary
Abbreviated company name: JSC CMD
Location: 34 B. Pochtovaya Street, Bldg. 8, Moscow, Russia 105082
Number of the license granted to professional securities market participants to maintain a register of holders of registered securities: No 10-000-1-00255
License issue date: 13.09.2002
License validity term: for an indefinite period
Authority that issued the license: the Federal Commission on the Securities Market
     Following the state registration of the additional securities issue, the Issuer submits the registered Resolution on the additional securities issue to the registrar, and securities from the additional issue are credited to the Issuer’s account, which has been opened in the register of holders of the Issuer’s registered securities, maintenance of this is conducted by the registrar.
     Not later than 1 (One) day from the end date of the payment for the securities stipulated by paragraphs 8.3 and 8.6 of the Resolution on the additional issue of securities subject to payment by a Purchaser for the securities offered, in accordance with procedures stipulated by paragraph 8.6 of the Resolution on the additional issue of securities, but not later 3 (Three) days prior to the end date for the securities placement, the Issuer forwards to the Issuer’s registrar a transfer order as the basis for a credit entry to the business account of the Purchaser or the nominal holder specified by the Purchaser in the Offer.
     Within 3 (Three) days from the date of the receipt of the transfer order, but not later than the end date of the securities placement, the registrar debits the issue account of the Issuer for the number of securities of the additional issue indicated in the transfer order and credits them to a personal account of the Purchaser or the nominal holder specified in the Offer of the Purchaser.
     Shares are considered placed from the date that an entry is made into the register of shareholders — holders of the Issuer’s securities crediting the securities to a personal account of the Purchaser or the nominal holder specified in the Offer of the Purchaser.
     The placement of additional shares for persons enjoying the pre-emptive right to shares is performed in accordance with procedure stipulated in paragraph 8.5 of the Resolution on the additional issue of securities.
     Securities are not placed by subscription via tendering.
     The Issuer does not perform securities placement with the involvement of professional securities market participants who render services for securities placement.
     It is not planned to propose the purchase, including outside the Russian Federation through the placement of relevant foreign securities, of earlier placed (circulating) issuer’s securities of the same class, category (type) concurrently with the securities placement.
     The Issuer and/or its authorized representative do not intend to conclude any preliminary agreements, including a commitment to sign the main agreement aimed at carving-out placed securities to the advantage of the first holder in the future, or to collect advance applications for placed securities.
     The issuer is a strategically important business for national defense and state security. In accordance with paragraph 2 Article 8 of the Federal Law dated March 26, 2003 No 35-FZ “On the electric power industry,” the Russian Federation’s share in the authorized capital of the Issuer can not be less than 75% plus one voting share. Due to this, in the course of the present issue, there is no possibility to conclude a transaction aimed at acquiring the right to direct or indirect control of more than 25% of total votes falling to voting shares (equity stake)

of the Issuer’s authorized capital or other possibilities to block decisions taken by the Issuer’s management bodies by a foreign state, international organization or an entity under their control. Therefore, concluding agreements to carve-out the issuer’s securities for the present additional issue to the advantage of the first holder during the securities placement does not require a resolution on the preliminary approval of the specified agreements in accordance with Russian Federal Law “On the procedure for foreign investment in companies that are strategically important for national defense and state security.”
8.4. Procedure for determining the offering price
     In accordance with the resolution of the Board of Directors on increasing authorized capital (Minutes dated July 1st, 2010 No 108) the offering price for shares, including for persons vested with the pre-emptive right to additional placed shares shall be determined by JSC FGC UES’ Board of Directors in compliance with articles 36 and 77 of the Russian Federal Law “On joint stock companies.”
     The resolution of the Board of Directors (Minutes dated July 1st, 2010 No 108) determined the offering price for shares, including persons vested with the pre-emptive right to additional placed shares in the amount of 50 (Fifty) kopeks per one (One) additional ordinary registered security.
8.5. Procedure for the pre-emptive right to placed securities.
     In accordance with articles 40 and 41 of the Federal Law No. 208-FZ “On joint stock companies,” the Issuer’s shareholders enjoy the pre-emptive right to additional shares to be placed via public subscription in a number in direct proportion to their respective registered shares of the Issuer.
Date of the register of persons vested with the pre-emptive right to placed securities:
     The register of persons vested with the pre-emptive right to additional placed shares is compiled based on data from the Issuer’s shareholder register as of the date when JSC FGC UES’ Board of Directors makes the decision that provides the grounds for the additional share placement (June 28th, 2010).
     The placement of securities other than through the pre-emptive right to placed securities is prohibited prior to the expiration of the specified right.
The procedure for the notification of shareholders on the possibility to exercise their pre-emptive right to shares.
     Not later than 20 days after the state registration of the additional issue of securities, the Issuer informs persons vested with the pre-emptive right to additionally placed securities about the possibility to exercise such rights through publication of a notification in “Rossiyskaya Gazeta” newspaper and also by forwarding a registered letter (either service) to each person specified in the register of persons vested with the pre-emptive right to additional placed shares
     At the same time, the Issuer publishes notification about the possibility of exercising the pre-emptive right to shares (hereinafter referred to as “the Notification”) on its Internet web site www.fsk-ees.ru
     The Notification shall contain the following: information on the number of placed shares, the offering price, the procedure to determine the number of securities, which can be acquired by each person who have the pre-emptive right, the order for the consideration of applications from persons exercising the pre-emptive right to shares, the method of paying for acquired shares, the period of pre-emptive rights.
The procedure for the pre-emptive rights, including the period during which pre-emptive rights are valid.

     Share placement for persons vested with pre-emptive rights is performed based on applications for shares (hereinafter referred to as — Applications, or in the singular — Application) filled out by these persons (hereinafter referred to as Applicants, or in the singular — Applicant), as well as documents confirming that shares have been paid.
     The period of pre-emptive right validity — prior to the beginning of the latest of the following dates — December 20th, 2010 either on the forty-sixth day from the date when notification on the possibility of exercising pre-emptive rights is published in “Rossiyskaya Gazeta” newspaper, or on the forty-sixth day from the date when the last notification on the possibility of exercising pre-emptive rights is forwarded by registered letter (or served) to persons who are specified in the register of persons vested with the pre-emptive right to additional placed shares.
     The placement of securities other than via the pre-emptive right to placed securities is prohibited prior to the expiration of said specified right.
     The application is submitted to the Issuer personally by the person vested with the pre-emptive right to shares, or by his/her authorized person, an original or copy attested and certified by a notary public of a properly executed power of attorney or any other document confirming the powers of the representative or forwarded by mail to the Issuer.
     The Issuer shall receive the Application within the period in which the pre-emptive rights are valid.
     The application shall contain the following data:
•	Title: “Application for shares of Open Joint Stock Company “Federal Grid Company of the Unified Energy System” in exercise of the pre-emptive right;”

•	Full company name / full name of the person enjoying the pre-emptive right;

•	taxpayer identification number of the person enjoying the pre-emptive right (if any);

•	place of residence (location) of the person enjoying the pre-emptive right;

•	for individuals — passport data (date and place of birth; series, number and date of issue of passport, name of the issuing authority);

•	for legal entities — information about the legal entity’s registration (including for Russian legal entities — information about the state registration of the legal entity / inclusion in the Uniform State Register of Legal Entities (date, registration authority, number of the relevant certificate));

•	number of shares which will be acquired;

•	personal account number in the register of holders of the Issuer’s registered securities with a view to transferring acquired shares. Should shares be placed in the register of holders of the Issuer’s registered securities to a nominee holder’s account — the full company name of the depositary, data on state registration of said depositary (Primary State Registration Number, authority which has performed said state registration, date of state registration and date of the depositary’s entry in the Uniform State Register of Legal Entities), custody account number of the potential share purchaser, number and date of the depositary agreement concluded between the depositary and the potential share purchaser (in regard to shares);

•	bank details of the potential purchaser, which will be used for re-payment;

•	contact information (mailing address and fax number including long-distance code) to inform the shareholder about results of his/her Application review;

•	specification of the document attached to the Application, which confirms that the person who enjoys the pre-emptive right has fully paid up for their shares.
     The Issuer can determine the form recommended for the Application. In that event, the Application form will be published by the Issuer on its Internet web site — www.fsk-ees.ru not later than the date when notification about the possibility of exercising the pre-emptive right is forwarded (served).
     The application shall be signed by the person who has the pre-emptive right to shares (authorized person, accompanied by the original or a copy attested and certified by a notary public of a properly executed power of attorney or any other document confirming the powers of said representative), and for legal entities — an impression of the seal (if any).
     A person enjoying the pre-emptive right to shares is liable for the reliability of data provided in the Application and their compliance with information in the Issuer’s shareholder register.
     The receipt of applications is conducted every business day from 10:00 to 18:00 (Moscow time) during the period of pre-emptive right validity at: 34 B. Pochtovaya Street, Bldg. 8, Moscow, Russia 105082, JSC “Central Moscow Depositary.”
     The mailing address for Applications: 34 B. Pochtovaya Street, Bldg. 8, Moscow, Russia 105082, JSC “Central Moscow Depositary.”
     Applications from purchasers are registered in the journal for received applications, specifying the time and date when the application was received.
     In case if:
•	The Application does not meet requirements provided for by Russian Federation laws, p. 8.5. of the Resolution on the additional securities issue, p. 9.3. of the Prospectus on the issue of securities;

•	The Application does not enable the identification of a person, on behalf of which the application was filed, as a person vested with the pre-emptive right;

•	The Application signed by a representative of a person vested with the pre-emptive right does not include the original or a copy attested and certified by a notary public of a properly executed power of attorney or any other document confirming the powers of said representative;

•	A document confirming that the person vested with the pre-emptive right has paid up for shares is not attached to the Application;

•	The Issuer has received an Application at the end of the pre-emptive right term validity,
     The Issuer not later than 5 (Five) business days from the date of the Application using the mailing address indicated in the Application or by fax shall forward a notification on the failure to exercise the pre-emptive right under terms specified in Application to the person, who has completed the Application, including the cause for the pre-emptive right failure.
     Notification denotes the possibility of re-submitting the Application prior to the expiration of the pre-emptive right term validity. In the event that the Issuer does not satisfy the application for shares in exercising pre-emptive rights, the Issuer shall refund monetary funds in the form of cashless payment using the bank details specified in the Application not later than 60 (Sixty) days after the end date of the placement period.
     Paying for acquired shares shall be performed by the purchaser in the manner prescribed in paragraph 8.6 hereto.
     In the event that the Application of the shareholder enjoying the pre-emptive right to placed shares specifies a lesser amount of acquired shares than the paid amount according to the document confirming payment for placed shares attached to the Application, then the Issuer will complete such Application with regard to the amount specified in the Application. Therefore, the Issuer not later than 60 (Sixty) days after the expiration of the validity for pre-emptive rights refunds in cashless payment in RF Rubles (RUR) monetary funds exceeding the value of placed shares, the amount of which is determined in the Application, to the shareholder.
     In the event when a shareholder’s Application enjoying pre-emptive rights to placed shares specifies a higher amount of acquired shares than the paid amount according to a document confirming that the placed shares have been paid for attached to the Application, it is assumed that such person has exercised his/her pre-emptive right in regards to the paid for number of shares.

     Should the amount of shares specified in the Application exceed the amount to which the person has the pre-emptive right to acquire, then subject to all other terms an Application will be satisfied in the maximum possible number for this person based on the number of his own shares and in accordance with the settlement procedure specified below. In this case, the Issuer not later than 60 (Sixty) days from the date of the validity of the pre-emptive right expiring to acquire share refunds in cashless payments in RF Rubles (RUR) monetary funds exceeding the value of the maximum integer number of shares, to which a person enjoying the pre-emptive right is entitled to acquire.
     Not later than 2 (Two) days after the date of the validity of the pre-emptive right expiring, the Issuer forwards to the Issuer’s registrar a transfer order as the basis for a credit entry to the business account of a Purchaser or the nominal holder specified by the Purchaser in the Application.
     Within 3 (three) days from the date of the receipt of the transfer order, the registrar debits the issue account of the Issuer for the number of securities of the additional issue indicated in the transfer order and credits them to the personal account of the Purchaser or the nominal holder specified in the Application by the Applicant.
     Shares are considered to be placed as of the date of making the entry in to the register of shareholders — holders of the Issuer’s securities crediting the securities to a personal account of the person exercising the pre-emptive right or the nominal holder specified in the Application by a person exercising the pre-emptive right.
     The agreement used as the basis for the share placement to the advantage of a person exercising their pre-emptive right is considered to be concluded at the moment when the Issuer receives the Application for additional shares with documents confirming that payment is attached. In this case, the Application for the acquisition of securities with documents attached confirming payment for shares is received by the Issuer prior to the date of the beginning of share placement, the respective share acquisition agreements are considered to be concluded as of the date of the beginning of the share placement. Optional for a potential purchaser share acquisition agreement in respect to acquired shares can be executed in written form.
     In order to sign a share acquisition agreement, a potential purchaser shall apply daily from 10:00 till 17:00 Moscow time, except for weekends and public holidays at the following address: 5a Akademika Chelomeya Street, Moscow, Russia. The share acquisition agreement shall be signed not later than 10 (Ten) days from the date when an Applicant applied to conclude a share acquisition agreement.
     Crediting acquired shares to the business accounts of securities holders due to shareholders exercising pre-emptive rights with regard to this issue is performed only after paying in full, but not later than the expiration date for the placement.
     The maximum number of shares which can be acquired by a person who enjoys the pre-emptive right in proportion to the number of his own Issuer’s ordinary shares as of June 28th, 2010 (the date when JSC FGC UES’ Board of Directors makes the decision to provide the grounds for an additional share placement) is determined based on the following formula:
     K=S*(28,288,776,589/1,233,561,333,552), where
     K — the maximum number of shares in the present additional issue, which can be acquired by a person who enjoys the pre-emptive right;
     S — the number of the Issuer’s ordinary shares pertaining to the person vested with the pre-emptive right as of June 28th, 2010 (the date when JSC FGC UES’ Board of Directors made the decision to provide grounds for the additional share placement);
     28,288,776,589 — the number of placed shares;
     1,233,561,333,552 — the number of placed ordinary shares as of June 28th, 2010 (the date when JSC FGC UES’ Board of Directors made decision to provide the grounds for additional share placement).
     If as the result of determining the number of shares placed within which a person enjoys the pre-emptive right to additional shares can exercise such a pre-emptive right at a fractional number is determined, such person has the right to acquire a fraction of the placed additional shares (a fractional share) corresponding to such a fractional number.
     Fractional shares vest a shareholder — the holder of such shares with the rights vested by the share in the respective category in a number that corresponds to the fraction of the integer share it represents.
     Fractional shares circulate pari passu with whole, integer shares.
     The rights to fractional shares within the register of personal accounts of registered persons are recorded without rounding.
Procedure for totaling pre-emptive rights results
     Within 5 (Five) days from the expiration date of the pre-emptive right validity, the Issuer totals results of the pre-emptive rights execution and determines the number of shares subject to placement via public subscription among the general public with a view to defining the number of shares placed as a result of pre-emptive rights execution.
Procedure for disclosing information about pre-emptive right results:
     Within 2 (Two) day following total results of the pre-emptive right execution, the Issuer discloses information about these results in news wire of “Interfax” information agency and on its Internet web site www.fsk-ees.ru, information shall contain the following:
•	class, category (type) and form of the placed securities;

•	offering price for securities;

•	the date of the actual commencement and expiration date of the pre-emptive right validity;

•	the number of actually placed securities for persons included in the register of persons vested with the pre-emptive right to additional shares;

•	the number of shares subject to placement to the general public.
8.6. Terms and methods of payment for securities.
     Payment by monetary funds is provided for.
     Payment via non-monetary funds is not provided for.
Terms and methods of payment for securities:
     Potential purchasers can pay for shares using monetary funds in cashless form in Russian currency.
Due date:
     Paying for shares placed within the pre-emptive right is performed concurrently with filing the application for the placed shares.
     When shares are placed beyond the pre-emptive right, the acquired shares shall be paid for in full by purchasers, who have received responses on the satisfaction of their offers, not later than four business days prior to the completion of the placement.
     Settlements in cash are not provided for.
     Non-cash settlements are available.
Form of non-cash settlements: settlements by payment orders and bank transfers
Information about the credit organization
     Full company name of the credit organization: Joint Stock Commercial Saving Bank of the Russian Federation (Open Joint Stock Company) Lefortovo branch No. 6901 of Sberbank of Russia, Moscow
     Abbreviated name: Sberbank of Russia JSC Lefortovo OSB No. 6901 of Moscow
Location: 14 Entuziastov Shosse, Moscow, Russia
Settlement account No 40702810138120116293 bank identification code 044525225 correspondent account 30101810400000000225
Terms of payment and documents executed upon payment:
     Securities from the present additional issue are placed subject to payment being fulfilled in full.
     The obligation to pay for placed shares is considered to be fulfilled from the date that monetary assets are credited to the Issuer’s settlement account.
     Crediting shares to the business accounts of the purchasers in the Issuer’s register of registered securities holders (the custody accounts of purchasers in the depositary) is performed only after payment is made in full and not later than the expiration date of the share placement.
8.7. The percentage of shares which when unplaced leads to the issue (additional issue) being declared invalid, as well as the procedure for the re-payment of funds transferred as the payment for securities of the issue (additional issue) in case the issue is cancelled.
     The percentage of unplaced shares which leads to the non-placement of the additional issue of securities is not defined.
9. Re-payment terms and payment of the bond yield:
     This paragraph applies to bonds only.
10. Information on bond acquisition
     This paragraph applies to bonds only.
11. Procedure for disclosing information on the issue
     The Issuer discloses information after each stage of the procedure for the share issue, as well as in the form of quarterly reports and statements of material facts as data which may have a material effect on the value of the issuer’s securities, in the manner prescribed by Federal
     Law No. 39-FZ “On the securities market” dated 22.04.1996 (as subsequently amended), Federal Law No. 208-FZ “On joint stock companies” dated 26.12.1995 (as subsequently amended), and also by “Regulations on information disclosure about the issuer’s equity securities” approved by Decree No. 06-117/pz-n of the Federal Service for Financial Markets of Russia dated 10.10.2006 (hereinafter — “Regulations”). In the case in which at the time of the event, information about which shall be provided by the issuer according to applicable federal laws, and regulatory legal acts of the federal executive authority for the securities market, an alternate procedure and terms for information disclosure about such an event have been established, other than the procedures and terms prescribed by the Resolution on the additional securities issue and the Prospectus on the issue of securities, then information on that event will be provided as consistent with the procedure and terms determined by federal laws and regulatory legal acts of the federal executive authority for securities market which are applicable at the time of the event.
     All information which shall be provided by the issuer in accordance with Regulations and other regulatory legal acts of the federal executive authority for the securities market on the Internet will also be available within the period established by these regulatory legal acts on the Company’s web site www.fsk-ees.ru.
     The Issuer provides access to each concerned party of the information contained in each statement including: the statements of material facts, which are published by the Issuer in accordance with Regulations, as well as to information contained in the registered Resolution on the additional securities issue, the Prospectus on the issue of securities and in their amendments and/or supplements, the report on the additional securities issue, the quarterly report and in other documents, which are subject to mandatory disclosure as provided for by section VIII of the Regulations, through the placement of these copies at the address (location) of the issuer’s continuing executive authority, which is noted in the Uniform State Register of Legal Entities.
     The Issuer provides a copy of each statement including: a copy of each statement of material facts, which is published in conformity with Regulations, as well as copies of the registered Resolution on additional securities issues, the Prospectus on the issue of securities and their amendments and/or supplements, the report on the additional securities issue, a copy of the quarterly report, and also copies of other documents, which are subject to mandatory disclosure as provided for by section VIII of the Regulations, as requested by holders of the Issuer’s securities and other parties concerned at a charge not exceeding expenses incurred as part of the copying process, within a period of not more than 7 (Seven) days from the date of the request.
     The Iissuer, as requested by the concerned parties, shall provide copies of documents, the custody period of which is not permanent as prescribed by Russian laws, within the custody periods established for such documents.
     The Issuer provides a copy attested to by its authorized representative.
     In the event that it is the last day of the period when the Issuer discloses information, either provide a copy containing information which is subject to disclosure in accordance with Regulations, or it falls on the weekend and/or on a non-business holiday, then the next business day will be considered the expiration day of said period.
     1) The Issuer discloses information at the stage when a resolution is made on the securities placement in the form of a statement of material fact “Information on stages of the securities issue procedure” by its publication on the news wire and on the Internet web site. The Issuer publishes a statement on the resolution on the securities placement within the following periods beginning as of the date of the minutes (the expiration date is established by the Russian Federation law on minutes) of the meeting of the Issuer’s authorized body, in which the resolution on the securities placement was made:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days;
     2) The Issuer discloses information at the validation phase of the Resolution on the additional securities issue in the form of the statement on material facts “Information on the stages of the securities issue procedure,” by publishing it on the news wire and on the Internet web site. The Issuer publishes a statement on approving the Resolution on the additional securities issue within the following periods beginning as of the date of the minutes (an expiration date established by Russian laws for minutes) of the meeting (session) of the Issuer’s authorized body, where the decision to approve the resolution on the additional securities issue was made:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days;
     3) The Issuer discloses information on the state registration of the additional securities issue in the form of a statement on material facts “Information on stages of the securities issue procedure,” by publishing it on the news wire, on the Internet web site and in “Rossiyskaya Gazeta” newspaper. The Issuer publishes a statement of the state registration of the additional securities issue within the following periods starting from the date when information about the state registration of the issuer’s additional securities issue is published on the Internet web site of the registration authority or when the issuer receives a written notification about the state registration of the additional securities issue from the registration authority by mail, fax, electronic communication, or delivery by hand depending on which date will be the earliest:
•	on the news wire — on or prior to 1 (One) day;

•	on the Issuer’s web-page in the Internet: http://www.fsk-ees.ru — on or prior to 2 (Two) days;

•	in “Rossiyskaya Gazeta” newspaper — on or prior to 10 (Ten) days.
     Therewith Internet publication is performed following news wire publication.
     The text of the registered Resolution on the additional securities issue and the text of the registered Securities Prospectus will be published on the Issuer’s Internet web site http://www.fsk-ees.ru within 2 (Two) days from the date when information about state registration of the issuer’s additional securities issue is published on the web site of the registration authority on the Internet or when the issuer receives a written notification about state registration of the additional securities issue from the registration authority by mail, fax, electronic communication, or by hand delivery depending on which date will be the earliest.
     The text of the registered Resolution on the additional securities issue will be available on the Internet starting from the date that the term specified by the Regulation for its publication in the Internet expires, and if it is published on the Internet after the expiration of said term — from the date of its publication on the Internet and until the redemption (cancellation) of all securities from that issue.
     The text of the registered Prospectus on the issue of the securities will be available on the Internet starting from the date that the term specified by the Regulation for its publication on the Internet expires, and if it is published on the Internet after the expiration of said term — from the date of its publication on the Internet and prior to the expiration of not less than 6 months from the date when the text of the registered report on the additional securities issue will be published on the Internet.
     All concerned parties can review the Resolution on the additional securities issue and the Securities Prospectus starting from the date of the state registration of the additional securities issue, and also receive copies at the following address — JSC FGC UES: 5À Akademika Chelomeya Street, Moscow, Russia 117630, telephone: +7 (495) 710-9202, fax: +7 (495) 710-9641, Internet web site http://www.fsk-ees.ru.
     The Issuer and/or registrar, which maintain the register of the Issuer’s securities holders, are liable to provide copies of the above documents as requested by holders of the Issuer’s securities and other parties concerned at a charge not exceeding expenses that are incurred as part of the copying process, within a period of not more than 7 (Seven) days from the date of the request.
     4) Not later than 20 days after the State registration of the additional issue of securities, the Issuer informs persons vested with the pre-emptive right to additionally placed securities about the possibility of exercising such right through the publication of a notification in the “RossiyskayaGazeta” newspaper and forwarding by registered letter (either service) to each person specified in the register of persons vested with the pre-emptive right to additional placed shares.
     At the same time that the Issuer publishes the notification about the possibility of exercising pre-emptive rights to shares (hereinafter referred to as “Notification”) on its Internet web page www.fsk-ees.ru
     5) The statement of the commencement date of the securities placement shall be published by the issuer within the following periods:
•	on the news wire of “Interfax” information agency — not later than 5 (Five) days prior to the commencement date of the securities placement;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — not later than 4 (Four) days prior to the commencement date of the securities placement.
     The statement of the commencement of the securities placement shall be disclosed by the Issuer as a statement of material fact “Information on the stages of the securities issue procedure” within the following periods staring from the date when the placement of shares begins:
•	on the news wire of “Interfax” information agency — not later than 1 (One) day prior to the commencement date of the securities placement;

•	on the Issuer’s Internet web site : http://www.fsk-ees.ru — not later than 2 (Two) days prior to the commencement date of the securities placement;
     Statement of the change in the commencement date of the securities placement will be published by the Issuer on the news wire and on the Internet web site , in case the Issuer makes the decision to change this date. The statement of the change in the commencement date of the securities placement will be published by the Issuer within the following periods:

•	on the news wire of “Interfax” information agency — not later than 1 (One) day prior to this date;

•	on the Issuer’s Internet web site : http://www.fsk-ees.ru — not later than 1 (One) day prior to this date.
     Therewith, publication on the Internet is performed following news wire publication.
     6) Within 1 (one) day following the totaling of results of the pre-emptive rights execution, the Issuer discloses information about these results on the news wire of “Interfax” information agency and on the Internet web site www.fsk-ees.ru, the information shall contain the following:
•	class, category (type) and form of the placed securities;

•	offering price for the securities;

•	the date of the actual commencement and the expiration date of the pre-emptive right validity;

•	the number of actually placed securities for persons included in the register of persons vested with the pre-emptive right to additional shares;

•	the number of shares subject to placement among the general public.
     7) The Issuer concurrently with disclosing information on total results of the pre-emptive right to additional shares shall publish an invitation addressed to an undetermined circle of persons to make proposals (offers) on acquiring additional shares on the news wire of “Interfax” information agency and on the Internet web site www.fsk-ees.ru, with a view to concluding share acquisition agreements.
     8) In case within the period of the securities placement, the Issuer arrives at a decision to introduce alterations and/or amendments in the Resolution on the additional securities issue and/or the Prospectus on the issue of securities, and/or if within the period of the securities placement the Issuer receives a request in writing (order, determination) from the governmental body authorized to suspend the securities placement (hereinafter — the authorized body) in accordance with Russian laws, the Issuer shall suspend the placement of the securities and publish a statement on the discontinuation of the securities placement on the news wire and on the Internet web site.
     The Issuer shall publish the statement on discontinuing the securities placement within the following periods from the date of the minutes (an expiration date established by Russian laws for minutes) of a meeting (session) of the Issuer’s authorized management body, where the decision to introduce alterations and/or amendments in the Resolution on the additional securities issue and/or the Securities Prospectus was made, in case the terms established in the resolution on the securities placement are changed — from the date of the minutes (an expiration date established by the Russian laws for minutes) of a meeting (session) of the Issuer’s authorized management body where the decision to change these terms was made, or the date when the Issuer receives a request in writing (order, determination) from the authorized body to suspend the securities placement by mail, fax, electronic communication, or hand delivery depending on which date will be the earliest:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     In the event that the placement of securities is suspended due to a resolution on discontinuing the securities issue taken by the registration authority, the Issuer discloses information about the discontinuation of the securities placement in the form of a statement of material fact “Information on discontinuing and re-opening the securities issue:”
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.

     The date when information about the discontinuation of the issuer’s securities issue is published on the Internet web site of the registration authority or the date when the issuer receives a written notification from the registration authority to suspend the securities issue by mail, fax, electronic communication, or hand delivery depending on which date will be the earliest, is considered to be the moment of the material fact, which contains information on the discontinuation of the securities issue.
     9) Following registration of alterations and/or amendments in the Resolution on the additional securities issue and/or the Prospectus on the issue of securities, making the decision to refuse registration of these alterations and/or amendments, either the receipt of the written notification (determination, resolution) from the authorized body to re-open the securities placement (grounds for discontinuing the securities placement are terminated) within the period of the securities placement, the Issuer shall publish the statement on re-opening the securities placement on the news wire and on the Internet web site.
     The Issuer shall publish the statement on re-opening the securities placement within the following periods starting from the date when information about the registration of alterations and/or amendments in the Resolution on the additional securities issue and/or the Prospectus on the issue of securities either about the refusal to register these alterations and/or amendments which are published on the Internet web site of the registration authority, or the date when the Issuer receives a written notification from the registration authority about the registration of alterations and/or amendments in the resolution on the additional securities issue or about the refusal to register these alterations and/or amendments, or the receipt of a written notification (determination, resolution) from the authorized body to re-open the securities placement (the grounds for discontinuation of the securities placement are terminated) by mail, fax, electronic communication, or by hand delivery depending on which date will be the earliest:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     The Issuer shall disclose information on re-opening the securities placement in the form of a statement of material fact “Information on discontinuing and re-opening the securities issue,” in case the placement of securities is re-opened when the registration authority makes a resolution on re-opening the securities issue:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     The date when information about re-opening the issuer’s securities issue is published on the Internet web site of the registration authority or the date when the issuer receives written notification from the registration authority to re-open the securities issue by mail, fax, electronic communication, or by hand delivery depending on which date will be the earliest, is considered to be the moment of the material fact, which contains information on re-opening the securities issue.
     Re-opening the securities placement prior to publishing the statement on re-opening the securities placement on the news wire and on the Internet web-page is prohibited.
     10) The Issuer is liable for disclosing information in the form of a statement of material facts “Information on the acknowledgment of the issue (additional issue) of securities to be aborted or declared invalid” within the following periods from the event in cases when the issue (additional issue) of securities is declared aborted or invalid:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     A date when information about the acknowledgment of the issue (additional issue) of securities to be aborted is published on the Internet web site of the registration authority or the date when the Issuer receives a written notification from the registration authority to acknowledge that the issue (additional issue) of securities has been aborted by mail, fax, electronic communication, or by hand delivery depending on which date will be the earliest, is considered to be the moment of the material fact, which contains information on the acknowledgment of the issue (additional issue) of securities to be aborted.
     A date when the Issuer receives the res judicata (date of entry into force) judicial act (decision, determination, order) to acknowledge that the issue (additional issue) of securities is invalid, is considered to be the moment of the material fact, which contains information on the acknowledgment of the issue (additional issue) of securities to be invalid.
     11) The Issuer is liable to disclose the statement on the completion of the shares issue in the form of a statement of material fact “Information on the stages of the securities issue procedure” within the following periods starting from the date when the placement of shares will be completed:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     12) The Issuer discloses information about the state registration of the report on the additional securities issue in the form of a statement of material fact “Information on the stages of the securities issue procedure.”
     A date when the information about the state registration of the report on the Issuer’s additional securities issue is published on the Internet web site of the registration authority or the date when the Issuer receives written notification from the registration authority about state registration of the report on the additional securities issue by mail, fax, electronic communication, or by hand delivery depending on which date will be the earliest, is considered to be the moment of the material fact, which contains information on the state registration of the report on the additional securities issue.
     The Issuer provides information in the form of a statement of material fact according to the following order:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     The text of the statement of material fact shall be available on the Internet web site within 6 (Six) months from the date of publication on the Internet starting from the date of the term expiring which is specified by the Regulation for its Internet publication, and if it is published on the Internet after the expiration of such term — from the date of its publication on the Internet.
     The text of the registered report on the additional securities issue shall be published on the Issuer’s web site http://www.fsk-ees.ru within not more than 2 (Two) days from the date when information about state registration of the report on the issuer’s additional securities issue is published on the Internet web site of the registration authority, or the date when the issuer receives a written notification from the registration authority about state registration of the report on the additional securities issue by mail, fax, electronic communication, or by hand delivery depending on which date will be the earliest.
     The text of the registered report on the additional securities issue shall be available on the Internet web site within 6 (Six) months from the Internet publication date starting from the date that the term expires, which is specified by the Regulation for its publication on the Internet, and if it is published on the Internet after the expiration of such term — from the date of its publication on the Internet.
     13) The Issuer provides information in the form of statements of material facts in the manner prescribed by applicable Russian laws, including regulatory legal acts of the federal executive authority for the securities market.

     The Issuer discloses information in the form of statements of material facts within the following periods starting from the date that the material fact occurred:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     Therewith, publication on the Internet is performed following news wire publication.
     The text of statements of material facts shall be available on the Issuer’s web site www.fsk-ees.ru within 6 (Six) months from the date of the term expiring which is specified by the Regulation for its publication on the Internet, and if it is published on the Internet after the expiration of such term — from the date of its publication on the Internet.
     14) The Issuer provides information in the form of data which may have a material effect on the value of the Issuer’s securities.
     Statements of data which may have a material effect on the value of the Issuer’s securities are published within the following periods starting from the date of the relevant event:
•	on the news wire of “Interfax” information agency — on or prior to 1 (One) day;

•	on the Issuer’s Internet web site: http://www.fsk-ees.ru — on or prior to 2 (Two) days.
     Therewith, publication on the Internet is performed after news wire publication.
     The text of each statement of data which may have a material effect on the value of the Issuer’s securities will be available on the Internet web site www.fsk-ees.ru within 6 (Six) months of its publication date on the Internet, unless another period for access to the specified information is determined by Regulations.
     15) The Issuer discloses information as a quarterly report of the Issuer in the manner prescribed by applicable Russian laws, including regulatory legal acts of the federal executive authority for the securities market
     The quarterly report is compiled following results of the relevant quarter and is submitted to the registration authority not later than 45 (Forty-five) days from the ending date of the reporting quarter.
     The Issuer publishes a quarterly report text on the Internet web site www.fsk-ees.ru not later than 45 (Forty-five) days from the ending date of the relevant quarter.
     A quarterly report text will be available on the Issuer’s web site www.fsk-ees.ru within not less than 3 (Three) years from the expiration date for the term specified by the Regulation for its publication on the Internet, and if it is published on the Internet after the expiration of said term — from the date of its publication on the Internet.
     The statement of the procedure for accessing information contained in the quarterly report will be published on the news wire on or prior to 1 (One) day from the date of publication on the Internet web site.
     The Issuer and/or registrar, which maintain the register of holders of the Issuer’s registered securities, as requested by a concerned party shall provide a copy of the present resolution on the issue (additional issue) of the securities at a charge not exceeding expenses incurred as part of the copying process.
12. Information on ensuring the performance of liabilities under bonds in the issue (additional issue):
     This paragraph applies only to bonds.
13. Issuer’s liability:
     The issuer is obliged to ensure rights pertaining to the holders of securities in case they observe the procedure of these rights as provided for by Russian laws

14. Obligation of persons who have provided security for the bonds to ensure performance of the Issuer’s liabilities to bond holders in the event that the Issuer refuses to fulfill liabilities or that the fulfillment of the relevant bond liabilities expires in accordance with terms in the provided security.
This paragraph applies only to bonds
15. Other information provided by the Standards:
Not available